Exhibit 10.2

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of February 14, 2020 (this “Agreement”) between Ipsidy Inc., a Delaware corporation (the “Company”), FIN Holdings, Inc. (“FIN”) and ID Solutions, Inc. (“IDS”) (FIN and IDS collectively referred to herein as the “Subsidiaries” and the Company and the Subsidiaries collectively referred to herein as the “Group”) and Theodore Stern and Stephen Garchik (in such capacity, the “Collateral Agent”) for the holder(s) of the Notes (as defined below) listed on Schedule A hereto, as it may be updated from time to time (collectively, the “Holders”).

WHEREAS, on February 1, 2017, the Company sold a Promissory Note (the “Stern Note”) in consideration of $3,000,000 to the Theodore Stern Revocable Trust (the “Stern Trust”) and the outstanding principal amount of the Stern Note is $2,000,000;

WHEREAS, on December 13, 2019, the Company sold 8% Convertible Notes (the “8% Notes”) in consideration of $428,000 to several accredited investors (the “8% Investors”);

WHEREAS, on February 14, 2020, the Company sold 15% Secured Convertible Notes (the “15% Notes” and together with the Stern Note and 8% Notes, the “Notes”) in consideration of $1,510,000 to several accredited investors (the “15% Investors” and together with the Stern Trust and the 8% Investors, the “Holders”); and

WHEREAS, in order to induce the 15% Investors to purchase the 15% Notes and to induce the Stern Trust and the 8% Investors to consent to the issuance of the Notes and this Agreement and in turn provide working capital to the Company and the Group for the benefit of the Company’s shareholders as well as the Stern Trust and the 8% Investors, the Group has agreed to grant the Collateral Agent, for the benefit of the Holders, a security interest in the Group’s assets to secure the Company’s obligations under the Notes.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Agreement (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Notes; (b) all terms defined in the Uniform Commercial Code of the State and used herein shall have the same meaning herein as specified therein and (c) the following terms shall have the following meanings:

“Collateral” means the following assets and rights of the Company and each Subsidiary, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, namely all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles, trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling).

“Event of Default,” means an Event of Default under any of the Notes, the failure of the Company or any Subsidiary to pay any of the Obligations when due, or such other default or breach by the Company of any of the Obligations.

“Obligations” means all of the indebtedness, obligations and liabilities of the Company and the Subsidiaries to the Holders, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Notes, the Stern Note, the 8% Notes, or other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement.

“State” means the State of New York.

2. Cross Guaranty. Each of the Subsidiaries jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to the Holders, their successors, endorsees, transferees and assigns the due and punctual performance and payment of all Obligations of the Company owing to the Holders their successors, endorsees, transferees and assigns when due, at the time and place and in the amount and manner prescribed in and otherwise in accordance with the Notes, the Stern Note and the 8% Notes respectively. This guaranty shall be enforceable regardless of any defense, set-off or counterclaim that the Company or the Subsidiaries may have or assert and regardless of whether or not the Holders or the Collateral Agent will have instituted any suit, action or proceeding, or exhausted its remedies against the Company, or any other person to compel any such performance or payment or to collect any part of such amount and regardless of any other condition or contingency.

3. Grant of Security Interest. Each of the Company and the Subsidiaries hereby grants to the Collateral Agent, for the benefit of the Holders, to secure the payment and performance in full of all of the Obligations, a security interest in the Collateral and so pledges and assigns the Collateral to the Collateral Agent, for the benefit of the Holders. Notwithstanding the foregoing the Collateral Agent shall permit sales of assets comprised in the Collateral up to a value of $1,000,000, the proceeds of which may be used by the Company for working capital purposes, rather than repayment of the Obligations and the Collateral Agent will take all such steps as may be reasonably necessary at the request and cost of the Company to release its security interest in such assets to be sold and to enable such sales in such circumstances.

4. Authorization to File Financing Statements. The Group hereby irrevocably authorize the Collateral Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Group or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company and each Subsidiary is an organization, the type of organization and any organization identification number issued to the Company and each Subsidiary. The Company agrees to furnish any such information to the Collateral Agent promptly upon request.

5. Other Actions. Further to ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, its security interest in the Collateral, the Company agrees, in each case at the Company’s own expense, to take the following actions with respect to the following Collateral:

5.1. Commercial Tort Claims. If the Group shall at any time hold or acquire a commercial tort claim, the Company shall immediately notify the Collateral Agent in a writing signed by the Company of the brief details thereof and grant to the Collateral Agent, for the benefit of the Holders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

5.2. Other Actions as to any and all Collateral. The Company further agrees to take any other action reasonably requested by the Collateral Agent to ensure the attachment, and perfection of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in any and all of the Collateral.

6. Representations and Warranties Concerning Company’s Legal Status. The Company and each Subsidiary represents and warrants to the Collateral Agent as follows: (a) the Company’s and each Subsidiary’s exact legal name is that indicated on the signature page hereof, (b) the Company and IDS are corporations incorporated in the jurisdiction of the State of Delaware, (c) FIN is a corporation incorporated in the jurisdiction of the State of Florida and (d) the Group’s chief executive office and mailing address is located at 670 Long Beach Boulevard, Long Beach, New York 11561.

7. Covenants Concerning Company’s Legal Status. The Company and each Subsidiary covenants with the Collateral Agent and Holders as follows: (a) without providing at least five (5) days prior written notice to the Collateral Agent, the Company and each Subsidiary will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (b) without providing at least five (5) days prior written notice to the Collateral Agent, the Company and each Subsidiary will not change its type of organization, jurisdiction of organization or other legal structure.

8. Representations and Warranties Concerning Collateral, Etc. The Company and each Subsidiary further represents and warrants to the Collateral Agent that the Company and each Subsidiary is the respective owner of the Collateral owned by it, free from any adverse lien, security interest or other encumbrance, except for liens incurred in the ordinary course of business which arise by operation of law and which liens secure amounts not yet due.

9. Insurance. The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Collateral Agent.

10. Collateral Protection Expenses; Collateral Agent’s Obligations and Duties; Action by Collateral Agent.

10.1. Expenses incurred by Collateral Agent. In its discretion, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if the Company fails to do so, insurance premiums. The Company agrees to reimburse the Collateral Agent on demand for any and all expenditures so made. The Collateral Agent shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

10.2. Collateral Agent’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Collateral Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to any of the Collateral, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent may be entitled at any time or times. The Collateral Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.

10.3. Action by Collateral Agent. For so long as the Collateral Agent comprises more than one person, any action, proceeding, document, or notice required or desired to be taken, issued, executed or served by the Collateral Agent, shall only be effective if taken, issued executed or served by them unanimously and jointly and not severally. Any notice or proceeding to be served or issued upon or against the Collateral Agent shall only be effective if served on each person comprising the Collateral Agent.

11. Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent may, upon 30 days written notice to the Group, declare this Agreement to be in default, and the Collateral Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or of any jurisdiction in which Collateral is located.

12. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, the Group acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (a) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Group, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Group acknowledges that the purpose of this Section 12 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 12. Without limitation upon the foregoing, nothing contained in this Section 12 shall be construed to grant any rights to the Group or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 12.

13. No Waiver. The Collateral Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Collateral Agent. No delay or omission on the part of the Collateral Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Collateral Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.

14. Waivers by Group. The Group waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Group assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 10.2. The Group further waives any and all other suretyship defenses.

15. Marshalling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Group hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Group hereby irrevocably waives the benefits of all such laws.

16. Proceeds of Dispositions; Expenses. The Company shall pay to the Collateral Agent on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Collateral Agent in protecting, preserving or enforcing the Collateral Agent’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Collateral Agent may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by the Uniform Commercial Code of the State, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Obligations.

17. Overdue Amounts. Until paid, all amounts due and payable by the Group hereunder shall be a debt secured by the Collateral.

18. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Group agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State or any federal court sitting therein, with venue in Nassau County and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Group by mail at the address specified for notices in Section 22. The Group hereby waive any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

19. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Group and its respective successors and assigns, and shall inure to the benefit of the Holders, the Collateral Agent and their successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

20. Entire Agreement; Enforcement of Rights.  This Agreement together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by any party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

21. Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

22. Notices.   Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, delivered by hand against written receipt therefor, or sent by email or facsimile transmission, addressed as follows:

if to the Group, to it at:

Ipsidy Inc.
FIN Holdings, Inc.
ID Solutions, Inc.
670 Long Beach Blvd.
Long Beach, NY 11561
Attention: General Counsel Email: legal@ipsidy.com
Facsimile: 516-274-0573

with a copy to:

Stephen M. Fleming, Esq. Fleming PLLC

30 Wall Street, 8th Floor New York, NY 10005

Email: smf@flemingpllc.com

Facsimile: 516-977-1209

if to the Collateral Agent, to the Collateral Agent’s address indicated on the signature page of this Agreement.

All such notices delivered by hand or by courier shall be deemed served upon receipt or refusal of receipt by the addressee. All notices given electronically shall be deemed served upon the next business day after transmission, provided no error message was received.

23. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

24. Third Party Beneficiary.  This Agreement is intended for the benefit of the Holders, the undersigned parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

25. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

26. Attorneys’ Fees.  Each party shall bear their own fees and expenses incurred in the preparation, negotiation and execution of this Agreement. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

27. Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed as of the date first above written.

Ipsidy Inc.

By:
Name:
Title:

FIN Holdings, Inc.

By:
Name:
Title:

ID Solutions, Inc.

By:
Name:
Title:

Theodore Stern, as Collateral Agent for the Holders

Stephen Garchik, as Collateral Agent for the Holders

Schedule A
Holders

Name	Series of Note	Principal Amount